Exhibit 99.1

Bandwidth Announces Fourth Quarter and Full Year 2017 Financial Results

Q4 CPaaS Revenue of $35.0 million, up 16% year-over-year

Q4 Active CPaaS Customers of 965, up 21% year-over-year

Q4 Dollar-based net retention rate of 111%, up from 108% in Q4 2016

Raleigh, NC—February 21, 2018 - Bandwidth Inc. (NASDAQ: BAND), a software company focused on communications for the enterprise, today announced financial results for the fourth quarter and full year ended December 31, 2017.

“We were very pleased with our fourth quarter results, which capped off a strong finish to the year,” stated David Morken, chief executive officer of Bandwidth. “During the quarter, the better-than-expected results were driven by ongoing enterprise demand to embed voice, messaging and 911 into software applications. We remain well positioned to capitalize on the growing market opportunity during 2018 and beyond given our unique combination of our API platform and owned nationwide IP voice network, as well as our significantly strengthened balance sheet to execute our growth strategy.”

Fourth Quarter 2017 Financial Highlights

•	Revenue: Total revenue for the fourth quarter of 2017 was $42.5 million, compared to $38.8 million for the fourth quarter of 2016. Within total revenue, CPaaS revenue was $35.0 million, up 16% compared to $30.2 million for the fourth quarter of 2016. Other revenue contributed the remaining $7.5 million for the fourth quarter of 2017, compared to $8.6 million for the fourth quarter of 2016.

•	Gross Profit: Gross profit for the fourth quarter of 2017 was $19.6 million, compared to $17.7 million for the fourth quarter of 2016. Non-GAAP gross profit for the fourth quarter of 2017 was $20.7 million, compared to $18.8 million for the fourth quarter of 2016. Gross margin for the fourth quarter of 2017 was 46%, compared to 46% for the fourth quarter of 2016. Non-GAAP gross margin was 49% for the fourth quarter of 2017, compared to 48% for the fourth quarter of 2016.

•	Net Income (Loss): Net loss from continuing operations attributable to common stockholders for the fourth quarter of 2017 was $(0.6) million, or $(0.04) per share, based on 14.9 million weighted average basic shares outstanding. This includes a charge of $2.1 million or $0.14 per share related to the enactment of the Tax Cuts and Jobs Act in December 2017 due to the remeasurement of our deferred tax assets at the lower corporate tax rate. During the fourth quarter of 2016, net income from continuing operations attributable to common stockholders was $12.0 million, or $0.92 per share, based on 13.0 million weighted average diluted shares outstanding for the fourth quarter of 2016. This includes a $14.1 million or $1.08 per share benefit due to the release of the deferred tax asset valuation allowance subsequent to the spin-off of Republic Wireless.

Non-GAAP net income for the fourth quarter of 2017 was $1.6 million, or $0.09 per share, based on 18.1 million weighted average diluted shares outstanding. This compares to a non-GAAP net income of $0.5 million, or $0.03 per share, based on 14.8 million weighted average diluted shares outstanding for the fourth quarter of 2016.

•	Adjusted EBITDA: Adjusted EBITDA was $4.4 million for the fourth quarter of 2017, compared to $5.0 million for the fourth quarter of 2016.

•	Cash and Cash Flow: As of December 31, 2017, Bandwidth had cash and cash equivalents of $37.6 million and no debt.

The Company generated $4.8 million in net cash provided by operating activities from continuing operations for the fourth quarter of 2017, compared to $4.2 million during the fourth quarter of 2016. The Company generated $1.7 million in free cash flow for the quarter, compared to $2.4 million for the fourth quarter of 2016.

Full Year 2017 Financial Highlights

•	Revenue: Total revenue for the full year of 2017 was $163.0 million, compared to $152.1 million in 2016. Within total revenue, CPaaS revenue was $131.6 million, up 12% compared to $117.1 million in 2016. Other revenue contributed the remaining $31.4 million for the full year of 2017, compared to $35.1 million for the full year of 2016.

•	Gross Profit: Gross profit for the full year of 2017 was $73.7 million, compared to $66.9 million in 2016. Non-GAAP gross profit for the full year of 2017 was $78.1 million, compared to $71.6 million in 2016. Gross margin for the full year of 2017 was 45%, compared to 44% in 2016. Non-GAAP gross margin was 48% for the full year of 2017, compared to 47% in 2016.

•	Net Income: Net income from continuing operations attributable to common stockholders for the full year of 2017 was $5.3 million, or $0.37 per share, based on 14.5 million weighted average diluted shares outstanding. This includes the aforementioned charge of $2.1 million or $0.14 per share related to the enactment of the Tax Cuts and Jobs Act in December 2017. This compares to net income from continuing operations attributable to common stockholders of $22.1 million, or $1.72 per share, based on 12.9 million weighted average diluted shares outstanding in 2016. This includes a $14.1 million or $1.10 per share benefit due to the release of the deferred tax asset valuation allowance subsequent to the spin-off of Republic Wireless.

Non-GAAP net income for the full year of 2017 was $9.5 million, or $0.59 per share, based on 16.1 million weighted average diluted shares outstanding. This compares to a non-GAAP net income of $9.8 million, or $0.67 per share, based on 14.6 million weighted average diluted shares outstanding in 2016.

•	Adjusted EBITDA: Adjusted EBITDA was $22.2 million for the full year of 2017, compared to $23.5 million in 2016.

•	Cash Flow: The Company generated $14.6 million in net cash provided by operating activities from continuing operations for the full year of 2017, compared to $16.9 million during 2016. The Company generated $6.7 million in free cash flow for the year, compared to $10.9 million in 2016.

Additional information regarding the non-GAAP financial measures discussed in this release, including an explanation of these measures and how they are calculated are included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in the financial tables included below.

Fourth Quarter 2017 Key Metrics

•	The number of active CPaaS customers was 965 as of December 31, 2017, an increase of 21% from 798 as of December 31, 2016.

•	The dollar-based net retention rate was 111% during the fourth quarter of 2017, compared to 108% during the fourth quarter of 2016.

Financial Outlook

As of February 21, 2018, Bandwidth is providing guidance for its first quarter and full year 2018 as follows:

•	First Quarter 2018 Guidance: CPaaS revenue is expected to be in the range of $36.0 million to $36.5 million. Total revenue is expected to be in the range of $47.0 million to $47.5 million. Non-GAAP EPS is expected to be in the range of $0.07 to $0.10 per share, using 20.3 million weighted average diluted shares outstanding.

•	Full Year 2018 Guidance: CPaaS revenue is expected to be in the range of $156.0 million to $158.0 million. Total revenue is expected to be in the range of $188.0 million to $190.0 million. Non-GAAP EPS is expected to be in the range of approximately breakeven to a loss of ($0.11) per share, using 17.8 million weighted average shares outstanding.

Bandwidth has not reconciled its first quarter and full-year guidance related to non-GAAP net income to GAAP net income and non-GAAP EPS to GAAP EPS, because stock-based compensation cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Quarterly Conference Call

Bandwidth will host a conference call today at 5:00 p.m. Eastern Time to review the Company’s financial results for the fourth quarter and full year ended December 31, 2017. To access this call, dial (877) 407-0792 for the U.S. or Canada, or (201) 689-8263 for international callers. A live webcast of the conference call will be accessible from the Investors section of Bandwidth’s website at https://investors.bandwidth.com, and a recording will be archived and accessible at https://investors.bandwidth.com. An audio replay of this conference call will also be available through March 7, 2018, by dialing (844) 512-2921 for the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13675784.

About Bandwidth, Inc.

Bandwidth (NASDAQ: BAND) is a software company focused on communications for the enterprise. Companies like Google, Microsoft, and Ring Central use Bandwidth’s APIs to easily embed voice, messaging and 9-1-1 access into software and applications. Bandwidth is the first and only CPaaS provider offering a robust selection of communications APIs built around their own nationwide IP voice network- one of the largest in the nation. More information available at www.bandwidth.com.

Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the first quarter 2018 and full-year 2018, attractiveness of our product offerings and platform and the value proposition of our products, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our prospectus related to the initial public offering (IPO), filed with the Securities and Exchange Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, on November 13, 2017 and subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

We define non-GAAP gross profit as gross profit after adding back depreciation and amortization and stock-based compensation. We add back depreciation and amortization and stock-based compensation because they are non-cash items. We eliminate the impact of these non-cash items because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to- period basis. Therefore, we believe that showing gross margin, as adjusted to remove the impact of these non- cash expenses, such as depreciation, amortization and stock-based compensation, is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate non-GAAP gross margin by dividing adjusted gross profit by revenue, expressed as a percentage of revenue.

We define non-GAAP net income as net income or losses adjusted for certain items affecting period to period comparability. Non-GAAP net (loss) income excludes stock-based compensation, change in fair value of stockholders’ antidilutive arrangement, amortization of acquired intangible assets related to the Dash acquisition, impairment charges of intangibles assets, loss (gain) on disposal of property and equipment, estimated tax impact of above adjustments, impact from the release of the valuation allowance on our deferred tax assets (DTA) during 2016, and impact of re-measurement of our DTA as a result of the 2017 tax reform act.

We define adjusted EBITDA as net income or losses from continuing operations, adjusted to reflect the addition or elimination of certain income statement items including, but not limited to: income tax expense (benefit), interest expense, net, depreciation and amortization expense, stock-based compensation expense, impairment of intangible assets, loss (gain) from disposal of property and equipment, and change in fair value of financial instruments, including any change in shareholders’ anti-dilutive arrangements. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.

We define Free Cash Flow as cash flow provided by or used in operating activities from continuing operations, adjusted to include the acquisition of property, equipment and capitalized development costs for software for internal use. We have presented Free Cash Flow because it is a measure of the Company’s financial performance that represents the cash that the Company is able to generate after expenditures required to maintain or expand our asset base.

We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We define an active CPaaS customer account at the end of any period as an individual account, as identified by a unique account identifier, for which we have recognized at least $100 of revenue in the last month of the period. We believe that the use of our platform by active CPaaS customer accounts at or above the $100 per month threshold is a stronger indicator of potential future engagement than trial usage of our platform at levels below $100 per month. A single organization may constitute multiple unique active CPaaS customer accounts if it has multiple unique account identifiers, each of which is treated as a separate active CPaaS customer account.

Our dollar-based net retention rate compares the CPaaS revenue from customers in a quarter to the same quarter in the prior year. To calculate the dollar-based net retention rate, we first identify the cohort of customers that generate CPaaS revenue and that were customers in the same quarter of the prior year. The dollar-based net retention rate is obtained by dividing the CPaaS revenue generated from that cohort in a quarter, by the CPaaS revenue generated from that same cohort in the corresponding quarter in the prior year. When we calculate dollar-based net retention rate for periods longer than one quarter, we use the average of the quarterly dollar-based net retention rates for the quarters in such period.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME

(In Thousands, Except Share and per Share Amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2017	2016	2017
Revenue	$38,763	$42,466	$152,135	$162,955
Cost of revenue	21,042	22,831	85,218	89,262

Gross profit	17,721	19,635	66,917	73,693
Operating expenses:
Research and development	2,363	2,927	8,520	10,789
Sales and marketing	2,418	3,119	9,294	11,218
General and administrative	10,289	11,378	33,859	37,069

Total operating expenses	15,070	17,424	51,673	59,076

Operating income	2,651	2,211	15,244	14,617
Other expense, net	(310)	222	(908)	(1,728)

Income from continuing operations before income taxes	2,341	2,433	14,336	12,889
Income tax benefit (provision)	11,500	(3,032)	11,094	(6,918)

Income (loss) from continuing operations	13,841	(599)	25,430	5,971
Income (loss) from discontinued operations, net of income taxes	667	—	(3,072)	—

Net income (loss)	$14,508	$(599)	$22,358	$5,971

Total comprehensive income (loss)	$14,508	$(599)	$22,358	$5,971

Earnings (loss) per share:
Income (loss) from continuing operations	$13,841	$(599)	$25,430	$5,971
Less: income (loss) allocated to participating securities	1,812	(21)	3,355	644

Income (loss) from continuing operations attributable to common stockholders	$12,029	$(578)	$22,075	$5,327

Income (loss) from continuing operations per share:
Basic	$1.02	$(0.04)	$1.89	$0.42
Diluted	$0.92	$(0.04)	$1.72	$0.37
Net income (loss)	$14,508	$(599)	$22,358	$5,971
Less: income (loss) allocated to participating securities	1,900	(21)	2,950	644

Net income (loss) attributable to common stockholders	$12,608	$(578)	$19,408	$5,327

Net income (loss) per share:
Basic	$1.07	$(0.04)	$1.66	$0.42
Diluted	$0.97	$(0.04)	$1.51	$0.37
Weighted average number of common shares outstanding:
Basic	11,782,523	14,893,439	11,678,568	12,590,221
Diluted	13,040,193	14,893,439	12,870,632	14,543,170

The Company recognized total stock-based compensation expense in continuing operations as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2017	2016	2017
Cost of revenue	$16	$23	$61	$80
Research and development	30	54	138	155
Sales and marketing	40	48	182	172
General and administrative	185	576	989	1,396

Total	$271	$701	$1,370	$1,803

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(unaudited)

	As of December 31,
	2016	2017
Assets
Current assets:
Cash and cash equivalents	$6,788	$37,627
Accounts receivable, net of allowance for doubtful accounts	16,838	21,225
Prepaid expenses and other current assets	4,417	6,400

Total current assets	28,043	65,252
Property and equipment, net	11,180	14,946
Intangible assets, net	8,482	7,643
Deferred costs, non-current	1,696	2,068
Other long-term assets	1,011	1,192
Goodwill	6,867	6,867
Deferred tax asset	12,694	6,526

Total assets	$69,973	$104,494

Liabilities, redeemable convertible preferred stock and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$4,688	$3,025
Accrued expenses and other current liabilities	14,649	15,633
Current portion of deferred revenue and advanced billings	4,032	5,768
Line of credit, current portion	5,000	—
Current portion of long-term debt and capital lease obligations	2,101	92

Total current liabilities	30,470	24,518
Other liabilities	609	716
Deferred revenue, net of current portion	1,712	2,549
Long-term debt and capital lease obligations, net of current portion	37,738	—

Total liabilities	70,529	27,783
Redeemable convertible preferred stock	21,818	—
Commitments and contingencies
Stockholders’ (deficit) equity:
Class A voting common stock	—	4
Class B voting common stock	—	13
Old Class A voting common stock	12	—
Old Class B non-voting common stock	—	—
Preferred stock	—	—
Additional paid-in capital	9,356	102,465
Accumulated deficit	(31,742)	(25,771)

Total stockholders’ (deficit) equity	(22,374)	76,711

Total liabilities, redeemable convertible preferred stock and stockholders’ (deficit) equity	$69,973	$104,494

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(unaudited)

	Year Ended December 31,
	2016	2017
Operating activities
Net income	$22,358	$5,971
Loss from discontinued operations, net of income taxes	3,072	—
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	6,142	5,712
Amortization of debt issuance costs	52	376
Stock-based compensation	1,370	1,803
Deferred taxes	(11,086)	6,168
Loss on disposal of property and equipment	19	91
Impairment of intangible asset	695	—
Changes in operating assets and liabilities:
Accounts receivable	(4,043)	(4,387)
Prepaid expenses and other assets	(848)	(1,622)
Deferred costs	(975)	(906)
Accounts payable	243	(2,429)
Accrued expenses and other liabilities	(567)	1,273
Deferred revenue and advanced billings	510	2,573

Net cash provided by operating activities from continuing operations	16,942	14,623
Net cash used in operating activities from discontinued operations	(11,788)	—

Net cash provided by operating activities	5,154	14,623

Investing activities
Purchase of property and equipment	(3,831)	(5,021)
Capitalized software development costs	(2,230)	(2,942)

Net cash used in investing activities from continuing operations	(6,061)	(7,963)
Net cash used in investing activities from discontinued operations	(1,311)	—

Net cash used in investing activities	(7,372)	(7,963)

Financing activities
Borrowings on line of credit	56,950	4,000
Repayments on line of credit	(68,950)	(9,000)
Payments on capital leases	(102)	(73)
Borrowings on term loan	40,000	—
Repayments on term loan	—	(40,000)
Payment of debt issuance costs	(554)	(25)
Payment of costs related to the initial public offering	—	(5,385)
Proceeds from the initial public offering, net of underwriting discounts	—	74,400
Proceeds from issuances of common stock	974	174
Proceeds from exercises of warrants	150	91
Cash distribution to Republic	(30,000)	—
Decrease (increase) in restricted cash	479	(3)

Net cash (used in) provided by financing activities from continuing operations	(1,053)	24,179

Net (decrease) increase in cash and cash equivalents	(3,271)	30,839
Cash and cash equivalents, beginning of period	10,059	6,788

Cash and cash equivalents, end of period	$6,788	$37,627

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Share and per Share Amounts)

(Unaudited)

Non-GAAP Gross Profit and Non-GAAP Gross Margin

Consolidated

	Three Months Ended December 31,		Year Ended December 31,
	2016	2017	2016	2017
	(In thousands)
Consolidated Gross Profit	$17,721	$19,635	$66,917	$73,693
Depreciation	1,060	1,071	4,574	4,315
Stock-based compensation	16	23	61	80

Non-GAAP Gross Profit	$18,797	$20,729	$71,552	$78,088

Non-GAAP Gross Margin %	48%	49%	47%	48%

By Segment

CPaaS

	Three Months Ended December 31,		Year Ended December 31,
	2016	2017	2016	2017
	(In thousands)
CPaaS Gross Profit	$12,536	$15,517	$45,860	$55,713
Depreciation	1,060	1,071	4,574	4,315
Stock-based compensation	16	23	61	80

Non-GAAP Gross Profit	$13,612	$16,611	$50,495	$60,108

Non-GAAP Gross CPaaS Margin %	45%	47%	43%	46%

There are no non-GAAP adjustments to gross profit for the Other segment.

Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2016	2017	2016	2017
	(In thousands)
Income (loss) from continuing operations	$13,841	$(599)	$25,430	$5,971
Income tax (benefit) provision	(11,500)	3,032	(11,094)	6,918
Interest expense, net	310	467	908	1,728
Depreciation	1,152	1,229	5,251	4,873
Amortization	222	210	891	839
Stock-based compensation	271	701	1,370	1,803
Impairment of intangible asset	695	—	695	—
Loss on disposal of property and equipment	8	36	19	91
Change in fair value of shareholders’ anti-dilutive arrangement (1)	—	(689)	—	—

Adjusted EBITDA	$4,999	$4,387	$23,470	$22,223

(1)	Relates to an antidilutive agreement which allows certain principal non-founder shareholders the ability to purchase additional common shares

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Share and per Share Amounts)

(Unaudited)

Non-GAAP Net Income (loss)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2017	2016	2017
	(In thousands)
Net income (loss)	$14,508	$(599)	$22,358	$5,971
Stock-based compensation	271	701	1,370	1,803
Change in fair value of shareholders’ anti-dilutive arrangement (1)	—	(689)	—	—
Amortization related to acquisitions	130	130	520	520
Impairment of intangible asset	695	—	695	—
Loss on disposal of property and equipment	8	36	19	91
Estimated tax effects of above adjustments (2)	(994)	(69)	(994)	(921)
Release of valuation allowance (3)	(14,138)	—	(14,138)	—
Re-measurement of DTA associated with Tax rate change (4)	—	2,073	—	2,073

Non-GAAP net income	$480	$1,583	$9,830	$9,537

Non-GAAP net income per non-GAAP share, basic
Non-GAAP net income	$480	$1,583	$9,830	$9,537
Non-GAAP weighted average shares used to compute net income per share, basic	13,557,523	15,665,178	13,453,568	14,112,344
Non-GAAP net income per share, basic	$0.04	$0.10	$0.73	$0.68
Non-GAAP net income per non-GAAP share, diluted
Non-GAAP net income	$480	$1,583	$9,830	$9,537
Non-GAAP weighted average shares used to compute net income per share, diluted	14,815,193	18,127,461	14,645,632	16,065,293
Non-GAAP net income per share, diluted	$0.03	$0.09	$0.67	$0.59
Reconciliation of non-GAAP weighted average shares outstanding (5)
GAAP weighted average shares used to compute net income per share, basic	11,782,523	14,893,439	11,678,568	12,590,221
Add back:
Additional weighted average shares giving effect to conversion of preferred stock at the beginning of the period	1,775,000	771,739	1,775,000	1,522,123

Non-GAAP weighted average shares used to compute non-GAAP net income per share, basic	13,557,523	15,665,178	13,453,568	14,112,344

Dilutive effect of stock options and warrants	1,257,670	2,462,283	1,192,064	1,952,949

Non-GAAP weighted average shares used to compute non-GAAP net income per share, diluted	14,815,193	18,127,461	14,645,632	16,065,293

(1)	Relates to an anti-dilutive agreement which allows certain principal non-founder shareholders the ability to purchase additional common shares.
(2)	The Company had a full valuation allowance against its deferred tax assets for the nine months ended September 30, 2016.
(3)	The Company recognized a tax benefit due to the release of the deferred tax asset valuation allowance subsequent to the spin-off of Republic Wireless.
(4)	On December 22, 2017, the Tax Cuts and Jobs Act was enacted into law. As a result of this change in tax law, the Company recorded a one-time re-measurement of its deferred tax assets which resulted in additional expense.
(5)	Assumes proforma conversion of preferred stock at the beginning of the respective period; in connection with the initial public offering, the conversion of the 1,775,000 convertible preferred shares into shares of common stock occurred in the fourth quarter of 2017.

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Share and per Share Amounts)

(Unaudited)

Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
	2016	2017	2016	2017
	(In thousands)
Net cash provided by operating activities from continuing operations	$4,215	$4,777	$16,942	$14,623
Net cash used in investing activities from continuing operations (1)	(1,836)	(3,054)	(6,061)	(7,963)

Free cash flow	$2,379	$1,723	$10,881	$6,660

(1)	Represents the acquisition cost of property, equipment and capitalized development costs for software for internal use.

Investor Contact:

Seth Potter

ICR, Inc., for Bandwidth

919-283-5993

ir@bandwidth.com